                                                                       Exhibit 1


               CONSENT OF ERNST & YOUNG LLP, INDEPENDENT AUDITORS


We consent to the incorporation by reference in the Registration Statement (Form S-8 No. 333-36841) pertaining to The Worthington Foods Tax Savings and Profit Sharing Plan and in the related Prospectus of our report dated May 27, 1999, with respect to the financial statements and schedules of The Worthington Foods Tax Savings and Profit Sharing Plan included in this Annual Report (Form 11-K) for the year ended December 31, 1998.


                                                     ERNST & YOUNG LLP


Columbus, Ohio
June 24, 1999

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